                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                        CLEAN DIESEL TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         CLEAN DIESEL TECHNOLOGIES, INC.
                         300 Atlantic Street, Suite 702
                                Stamford CT 06901
                   -------------------------------------------
                    Notice of Annual Meeting of Stockholders
                             To be Held June 7, 2000
                   -------------------------------------------

To the Stockholders of Clean Diesel Technologies, Inc.:

         The Annual Meeting (the "Meeting") of Stockholders of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), will be held Wednesday, June 7, 2000, at the Holiday Inn Select Stamford, 700 East Main Street, Stamford, Connecticut, 06901, at 10:00 a.m. to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

         1. To elect seven (7) directors;
         2. To ratify the appointment of Ernst & Young LLP as independent auditors for the year 2000;
         3. To transact any other business that may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock and Series A Convertible Preferred Stock of record at the close of business on April 19, 2000 are entitled to notice of and to vote at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of the total number of votes which may be cast shall constitute a quorum for the transaction of business at the Meeting.

         The Company's Annual Report for 1999 is enclosed with this Notice of Meeting and Proxy Statement.

                                      By Order of the Board of Directors

                                             Charles W. Grinnell
                                                  Secretary

Stamford, Connecticut
April 24, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. YOU MAY ALSO SEND YOUR COMPLETED PROXY CARD BY FACSIMILE TO THE TRANSFER AGENT IN THE UNITED STATES AT (718) 921-8310.

AN INFORMATION MEETING WILL BE HELD ON JUNE 14, 2000 FROM 2:00 P.M. TO 3:30 P.M. AT THE CADOGAN THISTLE HOTEL, 75 SLOANE STREET, LONDON SW1, U.K.

                         CLEAN DIESEL TECHNOLOGIES, INC.
                   -------------------------------------------
                                 Proxy Statement
                   -------------------------------------------

         The enclosed proxy is solicited by the Board of Directors (the "Board") of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut 06901, on Wednesday, June 7, 2000, at 10:00 a.m. and at any adjournments thereof.

         The record date with respect to this solicitation is April 19, 2000. All holders of Company Common Stock ("Common") and of Series A Convertible Preferred Stock ("Preferred")as of the close of business on that date are entitled to vote at the meeting. As of that date the Company had 2,633,945 shares of Common and 11,082 shares of Preferred stock outstanding according to the records of the Transfer Agent. The number of shares of Common on that date into which the Preferred is convertible is 3,951,960. A stockholders list of the Common and Preferred stockholders as of the record date is available for inspection at the office of the Company set out in the Notice of Meeting.

         As of the record date, each Common stockholder is entitled to one vote per share of common and each Preferred stockholder is entitled to a number of votes per share of Preferred equal to the number of votes per share of Common into which such stockholder's Preferred is convertible. Except for the election of directors as to which the Preferred is entitled to vote as a separate class for two directors, the Common and Preferred shall vote as a single class.

         The quorum for the Meeting is the number of Common and Preferred shares which together as a single class represent a majority of the votes entitled to be cast, except, however, for the election of the two director-nominees of the Preferred stockholders for which a separate quorum of a majority of the Preferred shares is required.

         A proxy may be revoked by a stockholder at any time prior to its being voted. If a proxy is properly signed and not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. Abstentions and broker non-votes are counted as present in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

         Members of the Board and Executive Officers of the Company may solicit stockholders' proxies. The Company shall bear the cost of proxy solicitation, if any.

         The Company's Annual Report to Stockholders, containing financial statements reflecting the financial position and results of operations of the Company for 1999 (the "Financial Statements"), and this Proxy Statement were distributed together commencing in the week of April 24, 2000.

                              ELECTION OF DIRECTORS

         The Board proposes the election of seven directors. The term of office of each director is until the 2001 Annual Meeting or until a successor shall have been duly elected. Douglas G. Bailey, Ralph E. Bailey,, John A. de Havilland, Derek R. Gray, Charles W. Grinnell, Jeremy D. Peter-Hoblyn and James
M. Valentine, who are each incumbent directors, are the management nominees for election as directors of the Company. Messrs. de Havilland and Gray are also management nominees to represent the Preferred stockholders who are entitled to elect two directors. Each of the nominees has consented to act as a director, if elected. Should one or more of these nominees become unavailable to accept nomination or election as a director, votes will be cast for a substitute nominee, if any, designated by the Board, or, in the case of the Preferred nominees, the current director or directors who are Preferred nominees. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of directors.

         The affirmative vote of a plurality of the aggregate votes cast of the Common and Preferred stockholders voting together as a single class shall elect the nominees as directors, except, however, for Messrs. Gray and de Havilland who additionally as representatives of the Preferred shall be elected separately by a plurality only of the votes entitled to be cast by the Preferred stockholders voting. The Company recommends a vote FOR each of the nominees.

         The following table sets forth certain information with respect to each person nominated and recommended to be elected to the Board of Directors of the Company.

Name                                         Age                  Director Since
----                                         ---                  --------------
Ralph E. Bailey                              76                       1996
Douglas G. Bailey                            50                       1998
John A. de Havilland                         62                       1994
Derek R. Gray                                66                       1998
Charles W. Grinnell                          63                       1994
Jeremy D. Peter-Hoblyn                       60                       1994
James M. Valentine                           46                       1994

                 Directors and Executive Officers of the Company

         Douglas G. Bailey has been a director of the Company since March 31, 1998. Mr. Bailey, who is the son of Ralph E. Bailey, has been the President and Chief Executive Officer of American Bailey Corporation ("ABC"), a privately owned business acquisition and development company, since 1984. Mr. Bailey is Chairman and Chief Executive officer of Golden Casting Corporation a foundry company and an affiliate of ABC. Mr. Bailey is also a director of Fuel-Tech N.V., an air pollution control company.

         Ralph E. Bailey has been Chairman of the Board and a director of the Company since July 1996. He has been a director and Chairman of ABC since 1984. Mr. Bailey is the former Chairman and Chief Executive Officer of Conoco, Inc., an energy company, and a former Vice Chairman of E.I. du Pont de Nemours & Co., a chemical company. Mr. Bailey is also a director of Rowan Companies, Inc., an oil and gas services company, and a Managing Director of Fuel-Tech N.V.

         John A. de Havilland has been a director of the Company since its inception. Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd. from 1971 until his retirement in 1990. He is a Managing Director of Fuel-Tech N.V.

         Derek R. Gray was elected a director of the Company by the Board of Directors effective November 11, 1998. Mr. Gray has been Managing Director of S.
G. Associates Limited, a United Kingdom fiscal advisory firm since 1971 and a director of Velcro Industries N.V. since 1974. Mr Gray was a director of Fuel-Tech N.V. from 1987 to 1990.

         Charles W. Grinnell has been Vice President, General Counsel and Corporate Secretary of the Company since its inception and has held the same positions with Fuel-Tech N.V. since 1987. Mr. Grinnell has been a partner in the Stamford, Connecticut law firm of Huth & Grinnell, LLC since 1992.

         Jeremy D. Peter-Hoblyn has been the President and Chief Executive Officer of the Company since its inception. He is a director of Fuel-Tech N.V.

         David W. Whitwell, 34, has served as Vice President, Chief Financial Officer and Treasurer of the Company since November 15, 1999. Mr. Whitwell had previously been Vice President and Chief Financial Officer of Primedia, Inc.'s Special Interest Magazine Division since January 1996 and prior to that position had been Manager of Planning and Analysis at the Health Care Products Division of Schering Plough, Inc. since June 1991.

         James M. Valentine has been Executive Vice President and Chief Operating Officer of the Company since its inception. From the period 1990 through 1993, Mr. Valentine was the head of his own energy and environmental consulting firm. Mr. Valentine is a Managing Director of Fuel-Tech N.V.

         Please also see the text below under the captions "Certain Relationships and Related Transactions -- Relationship with Fuel Tech; Conflicts of Interest."

         Mr. Scott M. Schecter, formerly Vice President, Chief Financial Officer and Treasurer resigned November 15, 1999. There are no family relationships between any of the directors or executive officers except as stated above.

         The Board has an Audit Committee and a Compensation Committee. Messrs.
D. G. Bailey, Gray, de Havilland and Peter-Hoblyn are members of both committees. Mr. Gray is Chairman of the Audit Committee and Mr. Bailey Chairman of the Compensation Committee. Mr. Peter-Hoblyn is an ex officio, non-voting member of these committees.

         The Audit Committee is responsible for review of audits, financial reporting and compliance, accounting and internal controls policy, and recommendations to the Board regarding independent auditors and oversight of their activities.

         The Compensation Committee is responsible for establishing executive compensation and administering the Company's Incentive Compensation Plan.

         During 1999 there were five meetings of the Board of Directors of the Company, three meetings of the Compensation Committee and no meetings of the Audit Committee, which was not constituted until November, 1999 and held its first meeting on March 15, 2000. Each director of the Company attended at least 75% of Board and committee meetings of which he was a member during 1999.

         Under the Certificate of Incorporation of the Company indemnification is afforded the Company's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. The Company is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of the Company, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of the Company.

         The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The annual premium for this policy is $61,730. No sums have been paid for such indemnification to any past or present director or officer by the Company or under any insurance policy.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors on the recommendation of the Audit Committee has appointed the firm of Ernst & Young LLP, Certified Public Accountants ("Ernst &

Young"), to be the Company's independent auditors for the year 2000 and submits that appointment to stockholders for approval. Ernst & Young has served in that capacity since 1994. A representative of Ernst & Young will be present at the Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

         The appointment of auditors is approved annually by the Audit Committee and subsequently submitted to Board and the stockholders for ratification. The Audit Committee reviews Ernst & Young's performance in prior years along with its reputation for integrity, independence and overall competence in accounting and auditing. The scope, timing, and fees applicable to the audit of the Company's consolidated financial statements, as well as non-audit services, are also reviewed and approved annually by the Audit Committee and the Board.

         The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Company recommends a vote FOR this proposal.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common and Preferred stock as of April 19, 2000 by (i) each person known to the Company to own beneficially more than five percent of the outstanding Common or Preferred; (ii) each director of the Company; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

                                                                     Percentage
Name and Address (1)                  No. of Shares(2)(3)            of Class(4)
--------------------                  -------------                  --------

Common Stock

Beneficial Owners

Fuel-Tech N.V.(5)                        689,147                       21.3%

Management Owners

Douglas G. Bailey (2)                     36,718                        1.2%*
Ralph E. Bailey (2)                       75,636                        2.3%
Derek R. Gray (2)                         99,668                        3.1%
John A. de Havilland (2)                 103,611                        3.2%
Charles W. Grinnell (2)                   50,642                        1.6%
Jeremy D. Peter-Hoblyn(2)                214,677                        6.6%
James M. Valentine(2)                    170,439                        5.3%

All Directors and Officers
as a Group (8 persons)(2)                775,891                       24.0%

Preferred Stock

Beneficial Owners

Platinum Plus, Inc. (5)                    2,358                       18.8%
Positive Securities Limited (5)            1,849                       14.6%
Cadogan Settled Estates Shareholding
   Company Limited (5)                     1,651                       13.2%
Waltham Forest Friendly Society            1,098                        8.8%


Management Owners

D. R. Gray                                   166                         *

----------
* Less than one percent (1.0%)

         (1) The address of Fuel-Tech N.V. is Castorweg 22-24, Curacao, Netherlands Antilles. The address of the Management Owners is c/o Clean Diesel Technologies, Inc., Suite 702, 300 Atlantic Street, Stamford, Connecticut 06901. The address of the beneficial owners of the Preferred is c/o S G Associates Limited, 45 Queen Anne Street, London W1M 9FA.
         (2) Includes shares subject to options or warrants exercisable within 60 days for Mr. D. G. Bailey, 21,666 shares; Mr. R. E. Bailey, 36,666 shares; Mr. de Havilland, 83,667 shares; Mr. Gray, 78,333 shares; Mr. Grinnell, 42,800 shares; Mr. Peter-Hoblyn, 149,700 shares; Mr. Valentine, 167,500 shares; and for all directors and officers as a group,593,332 shares. The amount for Mr. de Havilland and for directors and officers as a group does not include 11,036 shares owned by his children as to which he disclaims beneficial ownership.
         (3) To the knowledge of the Company the owners of all shares of each class hold sole beneficial ownership and investment power over the shares reported, except 100 shares of Preferred held jointly by Mr. Gray and his spouse. The conversion ratio of Preferred to Common is 333.33.
         (4) The percentages have been calculated by including, for the Common, warrants and options exercisable within 60 days and, for the Preferred, accrued stock dividends through April 1, 2000 of 1,447 shares.
         (5) Platinum Plus, Inc. is a wholly-owned subsidiary of Fuel-Tech N.V. Mr. de Havilland is a director of Cadogan Settled Estates Shareholding Company Limited and disclaims beneficial ownership of the shares reported for that entity. The 166 shares reported for Mr. Gray is the total also for the Preferred holdings of the directors and officers as a group.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Mr. Jeremy D. Peter-Hoblyn, President and Chief Executive Officer and Mr. James M. Valentine, Executive Vice President and Chief Operating Officer, during the fiscal years ending December 31, 1999, 1998 and 1997, the only executive officers of the Company who earned total compensation in excess of $100,000 during fiscal year 1999 (the "Named Executive Officers").

Summary Compensation Table

                                Annual                   Long-Term
                             ----------------            ---------
                                                           Shares
                                                         Underlying
Name and Principal                                        Options        All
Compensation                                              Granted       Other
Position                     Year   Salary(1)  Other(2)    (#)(3)        (4)
--------                     ----   ---------  --------  ----------     -----

Jeremy Peter-Hoblyn          1999    240,000    50,000     60,000          -
President and Chief          1998    221,563    50,000      7,500          -
Executive Officer            1997    250,000    45,200     35,000       4,800

James M. Valentine           1999    215,000      -        60,000       4,800
Executive Vice President     1998    215,000      -         7,500       4,800
and Chief Operating Officer  1997    220,000      -        35,000       9,550

----------
(1) For 1999, $62,500 of Mr. Peter-Hoblyn's salary was deferred until the Company attains gross annual revenues of $5 million. For 1998, $31,250 of Mr. Peter-Hoblyns salary was paid in the form of 27,777 shares of the Company's restricted common stock awarded by the directors and valued at $1.125 per share on December 31, 1998.
(2) The amounts designated "other" in 1999, 1998 and 1997 for Mr. Peter-Hoblyn are accruals toward a purchased annuity of $50,000, $50,000 and $45,200.
(3) Options granted were Non-Qualified Stock Options without stock appreciation rights.
(4) The amounts designated "All other Compensation" were Company matching 401(k) or profit sharing contributions.

Directors' Compensation

         The Company provides an annual retainer of $10,000 and a meeting fee of $1,000 per day for Board or committee meetings in excess of five days plus associated expenses for directors who are not employees of the Company. Mr. Ralph E. Bailey is also reimbursed for his office expenses as Chairman in the amount of $15,000 per year. Directors who are employees of the Company receive no compensation for their service as directors. For 1999, shares of restricted Common in lieu of cash fees were issued on account of these non-employee directors services in the following amounts: D. G. Bailey, 8,830 shares; R. E. Bailey, 9,526 shares; de Havilland, 11,036 shares; and Gray, 10,098 shares.

         In addition to the foregoing and in consideration for services in 1999 involving the issue and sale of the Preferred, Mr. de Havilland received a fee of $8,750 and warrants to purchase 29,167 Common shares and S.G. Associates, Ltd, of which Mr. Gray is a director, received a fee of $17,500 and Mr. Gray received warrants to purchase 58,333 Common shares. The warrants have an exercise price of $1.50 per share and a term of 10 years. Mr. de Havilland is also paid a $2,500 per month consulting fee for financial and investor relations advice cancelable on one month's notice.

Compensation Committee Interlocks and Insider Participation

         Mr. Peter-Hoblyn, Chief Executive Officer, is a non-voting ex-officio member of the Compensation Committee. Messrs. D. G. Bailey, de Havilland and Peter-Hoblyn are directors of Fuel-Tech N.V. Fuel-Tech N.V. owns 21.8% of the equity of the Company and is a party to a Management Services Agreement with the Company. See the text below under the caption "Certain Relationships and Related Transactions."

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                   Potential Realizable
                                                                                                     Value of Assumed
                          Number of         % of Total                                              Annual Rates of Stock
                           Shares             Options                                              Price Appreciation for
                         Underlying         Granted to     Exercise or                                  Option Term
                           Options         Employees in     Base Price                             ----------------------
Name                     Granted (#)          1998           ($/Sh)        Expiration Date           5%           10%
----                     -----------       ------------    ------------    ---------------          ---          ---
Jeremy D.
Peter-Hoblyn                60,000             20.3%          $0.90            6/9/09               $33,960      $86,062

James M.
Valentine                   60,000             20.3%          $0.90            6/9/09               $33,960      $86,062

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                Number of         Number of
                                                Securities        Securities        Value of         Value of
                                               Underlying         Underlying       Unexercised      Unexercised
                                               Unexercised        Unexercised      in-the-Money     in-the-Money
                      Shares                    Options at        Options at       Options at        Options at
                     Acquired                  Fiscal Year          Fiscal           Fiscal            Fiscal
                        on         Value          End/            Year-End/         Year-End/        Year-End/
Name                 Exercise     Realized     Exercisable      Unexercisable      Exercisable      Unexercisable
----                 --------     --------    ------------      -------------      -----------      -------------
Jeremy D.
Peter-Hoblyn          8,334       $6,146        127,200           42,500             $17,000          $34,000

James M.
Valentine               -           -           145,000           42,500             $55,750          $34,000

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Policies

         Compensation for executives is based on the philosophy that compensation must (a) be competitive with other businesses to attract, motivate and retain the talent needed to lead and grow the Company's business, (b) be linked to the Company's needs for strong entrepreneurial skills to commercialize and promote its products, (c) encourage executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders\ and (d) to conserve cash.

Compensation of Executive Officers  - 1999

         The key components of the Company's executive compensation program during the last fiscal year were base salary and Non Qualified Stock Option awards under the 1994 Plan. The cash based portion of compensation is fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies, and the Company's financial position. Stock options are designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods the option program encourages executives to remain in the employ of the Company. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options, if the trading price of the Company's shares increases, thus aligning their financial interests with those of the stockholders. Finally, stock options minimize the Company's cash compensation requirements.

Compensation of Chief Executive Officer - 1999

         The compensation of the Chief Executive Officer, Mr. Peter-Hoblyn, is made up of base salary, stock options and a purchased annuity. (See the Summary Compensation Table above.) Of Mr. Peter-Hoblyn's base salary in 1999 of $240,00, $62,500 has been deferred until the Company attains annual gross revenues of $5 million in order to conserve cash. This amount of base salary was fixed in 1999 in the overall business judgement of the Board as to the proper competitive level of salary paid by comparable companies. Also, Mr. Peter-Hoblyn was awarded 60,000 Non-Qualified Stock Options under the Plan in 1999 in accordance with the Company's philosophy of providing incentives to management aligned with the interests of the stockholders.

         This report has been provided by the following members of the Compensation Committee of the Board of Directors of the Company:

       D. G. Bailey              D. R. Gray
       J. A. de Havilland


         This compensation report and the following performance graph shall not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report.

                                PERFORMANCE GRAPH

The following line graph compares (i) the Company's cumulative total return to stockholders per share of Common Stock from January 1, 1996 through the end of 1999 to that of (ii) the Russell 2000 index and (iii) the Standard and Poor's Specialty Chemicals Index and (iv) an index developed by the Company of a peer group of companies including American Technologies Group, Inc., Energy Biosystems Corporation, Environmental Elements Corp. and Fuel-Tech N.V. The Company's shares first commenced trading on December 26, 1995. Information for the few trading days in 1995 is not reflected in the graph as it is not material.


                                              12/29/95     12/31/96     12/31/97     12/31/98     12/31/99
                                              --------     --------     --------     --------     --------
Russell 2000                                    100          114          138          133          159
S&P Specialty Chemicals Index                   100          107          130          146          168
Environmental/Specialty Chemicals Index         100           73           45           13           14
CDT                                             100           34           34           16           25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

         Messrs. Peter-Hoblyn and Valentine have employment agreements with the Company effective August 1, 1995 for indefinite terms unless canceled in writing by either the employee or the Company. If canceled by the employee twelve months notice is required. If canceled by the Company for reasons other than "just cause" as defined in the agreements, the Company shall continue the employee's then base salary and benefits until he finds other comparable employment but not for a period in excess of one year. The agreements also contain provisions relating to the employees' obligations to maintain the confidentiality of the Company's proprietary information and to protect such information from competitors and to assign certain inventions to the Company.

Management and Services Agreement

         Effective July 1995 and amended June 1996, the Company and Fuel Tech, Inc., a wholly-owned subsidiary of Fuel-Tech N.V., have entered into a Management and Services Agreement (the "Services Agreement") under which Fuel Tech's corporate staff provides certain administrative services, including legal advice and services and certain technical and other services to the Company. The Company is assessed fees equal to 3% of the Company's fixed reimbursable costs for these services. The fee may be changed by mutual agreement of the Company and Fuel Tech, Inc. In 1999 a total of $106,000 on account of reimbursable costs and the fee was paid by the Company to Fuel Tech, Inc. of which costs $66,000 was on account of legal services provided by Mr. Grinnell, a director of the Company and of Fuel-Tech N.V. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Company. The Services Agreement may be canceled by either party on or before May 15 in any year.

Technology Assignments

         The Company's technology is comprised of patents, patent applications, trade or service marks, data and know-how. A substantial portion of this technology is held under assignments of technology from Fuel Tech, Inc. and Fuel Tech affiliates. The assignments provide for running royalties payable to Fuel Tech commencing in 1998 of 2.5% of gross revenues derived from platinum fuel catalysts. The Company may at any time terminate the royalty obligation by payment to Fuel Tech in any year from 1998 through 2008 of amounts, depending on the year, declining from $9,818,180 in 2000 to $1,090,910 in 2008.

Relationship with Fuel Tech; Conflicts of Interest

         Directors and officers of Fuel Tech and its subsidiaries who are also directors and officers of the Company are in positions involving the possibility of conflicts of interest with respect to transactions involving the Company.

         The Company and Fuel Tech have entered into contractual arrangements governing certain transactions and relationships between them. These agreements were executed while the Company was a subsidiary or affiliate of Fuel Tech and were not the result of arm's-length negotiations. Accordingly, there is no assurance that the terms and conditions of these agreements are as favorable to the Company as might have been obtained from independent third parties.

         Six of the Company's officers or directors are officers or directors of Fuel Tech. Although these persons seek to devote such time to the affairs of the Company as the Company's needs require, they must balance the Company's need for their time with the needs of Fuel Tech and its subsidiaries.

         The Company expects to resolve potential conflicts of interest with Fuel Tech on a case-by-case basis, taking into consideration relevant factors including its existing agreements with Fuel Tech, applicable stock exchange rules and prevailing corporate practices. Fuel Tech, however, may exercise its influence in its own best interests.

                                     GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company believes that all officers and directors of the Company were in compliance in 1999 with filing requirements relating to beneficial ownership reports under Section 16(a) of the Securities Exchange Act of 1934, except that the reports by Messrs. Gray and de Havilland for September 1999 were filed after the due date.

Stockholder Proposals

         Proposals of stockholders intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the 2001 Annual meeting of Stockholders of the Company must be received in writing at the above address of the Company on or before December 26, 2000.

Other Business

         Management knows of no other matters that may properly be, or are likely to be, brought before the meeting other than those described in this proxy statement.


                                       By Order of the Board of Directors

                                              Charles W. Grinnell
                                                   Secretary

Stamford Connecticut
April 24, 2000

The Company will provide without charge to each person being solicited by this Proxy Statement, upon written request, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 1997, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. All such requests should be directed to the undersigned at the above address of the Company.


Statements in this Proxy Statement which are not historical facts, so-called "forward-looking statements" are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Stockholders are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in the Company's filings with the Securities Exchange Commission and also set out under the caption "Risk Factors" in the Annual Report accompanying this proxy statement.

PROXY                                                                      PROXY

                       Solicited by the Board of Directors
                         CLEAN DIESEL TECHNOLOGIES, INC.
                  Annual Meeting of Stockholders - June 7, 2000

         The undersigned hereby appoints Ralph E. Bailey, Jeremy D. Peter-Hoblyn or Charles W. Grinnell, acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock or of Series A Convertible Preferred Stock of Clean Diesel Technologies, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut 06901 at 10:00 a.m., on Wednesday June 7, 2000, and at any adjournments or postponements of such meeting, for the following agenda items and with discretionary authority as to any other matters that may properly come before the meeting all in accordance with and as described in the Notice of Meeting and accompanying Proxy Statement. The Board of Directors recommends a vote for all nominees for election as director and for proposals 2 and 3. If no direction is given, this proxy will be voted for all nominees and for such proposals.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

                              Fold and Detach Here

1. Election as directors of Douglas G. Bailey, Ralph E. Bailey, John A. de Havilland, Derek R. Gray, Charles W. Grinnell, Jeremy D. Peter-Hoblyn and James
M. Valentine, including approval by the holders of Series A Convertible Preferred Stock of John A. de Havilland and Derek R. Gray as representatives of such Preferred Stock.

FOR all nominees                              WITHHOLD
listed above (except                          AUTHORITY
as marked to the                            to vote for all
contrary)                                nominees listed above

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2. Approve the appointment of Ernst & Young LLP as independent auditors for the year 2000.

FOR             AGAINST             ABSTAIN



                                                Dated ____________________, 2000

                                                ________________________________

                                                ________________________________
                                                   (Signature of Stockholder)

                                                Please sign exactly as name
                                                appears. If acting as attorney,
                                                executor, trustee or in other
                                                representative capacity, sign
                                                name and title.